Exhibit 99.4

Notice of Withdrawal of Tender

Regarding Shares in

Steben Select Multi-Strategy Master Fund

Tendered Pursuant to the Offer to Repurchase
Dated November 17, 2017

This Notice of Withdrawal Must Be Received by
Steben Select Multi-Strategy Master Fund by,
12:00 Midnight, Eastern Time, on December 19, 2017,
which is the expiration date of the Offer unless the Offer Is Extended

or

any time after January 17, 2018, which is the Acceptance Date,

if the Fund will have not accepted your tender of Shares by that date.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to

Steben Select Multi-Strategy Master Fund:

Regular Mail:

Steben Select Multi-Strategy Master Fund

c/o U.S. Bancorp Fund Services, LLC

P.O. Box 701

Milwaukee, WI 53201-0701

Overnight Mail:

Steben Select Multi-Strategy Master Fund

c/o U.S. Bancorp Fund Services, LLC

615 E. Michigan Street, 3rd Floor

Milwaukee, WI 52302

For additional information:

Phone: 800.726.3400

Notice of Withdrawal of Tender

Steben Select Multi-Strategy Master Fund

Complete this form only if you would like to rescind your previous tender request.1

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares in Steben Select Multi-Strategy Master Fund (the “Fund”) for repurchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund Dated November 17, 2017 (the “Letter of Transmittal”).

Such tender was in the amount of:

☐	All of the undersigned’s shares.

☐	That amount of the undersigned’s shares having the following dollar value:

Shares : $_________

☐	That amount of the undersigned’s shares whose value is in excess of the required minimum initial investment applicable for the Fund.

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

☐	NONE of the undersigned’s shares will be repurchased by the Fund.

☐	SOME of the undersigned’s shares will be repurchased by the Fund and the dollar value of those shares still to be repurchased by the Fund is:

$_________*

* NOTE: This option may be used only to decrease the dollar value of the shares to be repurchased by the Fund. If an increase in the dollar value of the shares to be repurchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s Shares in the Fund (as indicated above) previously tendered will not be repurchased by the Fund upon expiration of the tender offer described above.

Account Number:  __________________

1 You have the right to change your mind and withdraw any tenders of your Shares: (i) until 12:00 Midnight, Eastern Time, on the Expiration Date, December 19, 2017; or (ii) any time after the Acceptance Date, January 17, 2018, if the Fund has not accepted your tender of Shares by that date.

Notice of Withdrawal of Tender

Steben Select Multi-Strategy Master Fund

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory
Date: __________________

Notice of Withdrawal of Tender

Steben Select Multi-Strategy Master Fund